UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

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FRANKLIN CAPITAL CORPORATION

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FRANKLIN CAPITAL CORPORATION
100 WILSHIRE BOULEVARD, 15TH FLOOR, SUITE 1500
SANTA MONICA, CALIFORNIA 90401
(310) 752-1416

FOR IMMEDIATE RELEASE

FRANKLIN CAPITAL CORPORATION WILL SEEK STOCKHOLDER APPROVAL TO WITHDRAW ELECTION TO BE
REGULATED AS A BUSINESS DEVELOPMENT COMPANY

SANTA MONICA, CALIFORNIA, December 31, 2004 – Franklin Capital Corporation (AMEX: FKL) announced today that its Board of Directors has unanimously determined to seek stockholder approval at its 2004 annual meeting of stockholders to withdraw its election to be regulated as a business development company under the Investment Company Act of 1940.

“This is yet another significant step towards the realization of the strategic restructuring plan that we previously announced in June 2004 for Franklin Capital,” said Milton “Todd” Ault, III, the Chairman and Chief Executive Officer of Franklin Capital. “The restructuring plan contemplated that Franklin Capital would change its business operations to concentrate on buying controlling equity stakes in medical products/health care solutions and financial services companies. Because Franklin Capital now believes such business operations are incompatible with being regulated as a business development company under the Investment Company Act of 1940, Franklin Capital’s board of directors concluded that it is in the best interest of Franklin Capital and its stockholders to withdraw its election to be regulated as a business development company.”

ADDITIONAL INFORMATION

Franklin Capital will file a proxy statement in connection with its 2004 annual meeting of stockholders. Franklin Capital’s stockholders are advised to read the proxy statement relating to the annual meeting of stockholders of Franklin Capital when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments or supplements thereto, and any other documents filed by Franklin Capital with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, Franklin Capital will mail the proxy statement to each stockholder of record on the record date to be established for 2004 annual meeting of stockholders of Franklin Capital. Copies of the proxy statement and any amendments and supplements thereto will also be available for free by writing to Corporate Secretary, Franklin Capital Corporation, 100 Wilshire Boulevard, Suite 1500, Santa Monica, CA 90401.

Franklin Capital, its directors and its executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2004 annual meeting of stockholders. These persons may have interests in the solicitation by reason of their beneficial ownership of shares of common stock of Franklin Capital and by virtue of agreements and arrangements with Franklin Capital. The names of the directors and executive officers of Franklin Capital who may be deemed to be participants in the solicitation are listed below, together with their respective positions with Franklin Capital and the number of shares of Franklin Capital’s common stock and preferred stock that each such person beneficially owned as of December 31, 2004.

Name	Positions	Common Stock		Preferred Stock
Brig. Gen. (Ret.) Lytle Brown, III	Director	3,000		—
Herbert Langsam	Director	7000		—
Alice Campbell	Director	5,850	(1)	—
Milton “Todd” Ault	Chairman and Chief Executive Officer	506,784	(2)	10,750 (2)
Louis Glazer, M.D., Ph.D.	Director and Chief Health and Science Officer	506,784	(2)	10,750 (2)
Lynne Silverstein	President and Secretary	3,810	(1)	—
Melanie Glazer	Manager – Franklin Capital Properties, LLC	506,784	(2)	10,750 (2)

(1)	Includes 1,100 shares that Ms. Campbell beneficially owns by virtue of her minority interest in Zeal Aggressive Partners, L.P., a private investment fund managed by Ault Glazer & Company Investment Management LLC. Includes 340 shares that Ms. Silverstein beneficially owns by virtue of her minority interest in Zeal Aggressive Partners, L.P., a private investment fund managed by Ault Glazer & Company Investment Management LLC. Includes 2,170 shares that Ms. Silverstein beneficially owns by virtue of her minority interest in Zodiac Investment Partners private investment fund managed by Ault Glazer & Company Investment Management LLC.

(2)	Pursuant to a Schedule 13D filed jointly by Ault Glazer & Company Investment Management LLC, Mr. Ault and the Glazers on September 30, 2004, each member of the group may be deemed to beneficially own the aggregate number of shares held by all of the members of the group as a whole.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as Franklin Capital “expects,” “should,” “believes,” “anticipates” or words of similar import. Stockholders, potential investors and other readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Certain of those risks and uncertainties are discussed in the Franklin Capital’s filings with the Securities and Exchange Commission, including Franklin Capital’s annual report on Form 10-K and quarterly reports on Form 10-Q. These forward-looking statements are only made as of the date of this press release and Franklin Capital does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Milton “Todd” Ault III
Chairman and Chief Executive Officer
Franklin Capital Corporation
Santa Monica, California 90401
Telephone: (310) 752-1416